Exhibit 10.12(d)

CREDIT AGREEMENT

Dated as of September 14, 1999

among

FIRST SECURITY BANK, NATIONAL ASSOCIATION,

not individually, except as

expressly stated herein,

but solely as the Owner Trustee

under the TSG Trust 1999-1,

as the Borrower,

The Several Lenders

from Time to Time Parties Hereto,

and

BANK OF AMERICA, N.A.,

as the Agent

TABLE OF CONTENTS

SECTION 1.	DEFINITIONS
1.1	Definitions.
1.2	Interpretation.
SECTION 2.	AMOUNT AND TERMS OF COMMITMENTS
2.1	Commitments.
2.2	Notes.
2.3	Procedure for Borrowing.
2.4	Lender Unused Fees.
2.5	Termination or Reduction of Commitments.
2.6	Prepayments and Payments.
2.7	Conversion and Continuation Options.
2.8	Interest Rates and Payment Dates.
2.9	Computation of Interest.
2.10	Pro Rata Treatment and Payments.
2.11	Notice of Amounts Payable; Mandatory Assignment.
SECTION 3.	REPRESENTATIONS AND WARRANTIES
SECTION 4.	CONDITIONS PRECEDENT
4.1	Conditions to Effectiveness.
4.2	Conditions to Each Loan.
SECTION 5.	COVENANTS
5.1	Other Activities.
5.2	Ownership of Properties, Indebtedness.
5.3	Disposition of Assets.
5.4	Compliance with Operative Agreements.
5.5	Further Assurances.
5.6	Notices.
5.7	Discharge of Liens.
5.8	Trust Agreement.
SECTION 6.	EVENTS OF DEFAULT
SECTION 7.	THE AGENT
7.1	Appointment and Authorization of Agent.
7.2	Delegation of Duties.
7.3	Liability of Agent.
7.4	Reliance by Agent.
7.5	Notice of Default.
7.6	Credit Decision; Disclosure of Information by Agent.
7.7	Indemnification of Agent.
7.8	Agent in Individual Capacity.
7.9	Successor Agent.
7.10	Actions of the Agent on Behalf of Holders.
SECTION 8.	MATTERS RELATING TO PAYMENT AND COLLATERAL
8.1	Collection and Allocation of Payments and Other Amounts.
8.2	Certain Remedial Matters.
8.3	Excepted Payments.
SECTION 9.	MISCELLANEOUS
9.1	Amendments and Waivers.
9.2	Notices.
9.3	No Waiver; Cumulative Remedies.
9.4	Survival of Representations and Warranties.
9.5	Payment of Expenses and Taxes.
9.6	Successors and Assigns.
9.7	Participations.
9.8	Assignments.
9.9	The Register.
9.10	Adjustments; Set-off.
9.11	Counterparts.
9.12	Severability.
9.13	Integration.
9.14	GOVERNING LAW.
9.15	SUBMISSION TO JURISDICTION; VENUE.
9.16	Acknowledgments.
9.17	WAIVERS OF JURY TRIAL.
9.18	Nonrecourse.
9.19	USURY SAVINGS PROVISION.
9.20	Nature of Lenders’ Obligations.
9.21	ENTIRE AGREEMENT.

SCHEDULES

Schedule 2.1	Commitments and Addresses of Lenders

EXHIBITS

Exhibit A-1	Form of Tranche A Note
Exhibit A-2	Form of Tranche B Note
Exhibit B	Form of Assignment and Acceptance

i

CREDIT AGREEMENT

THIS CREDIT AGREEMENT, dated as of September 14, 1999 (as amended, modified, extended, supplemented, restated and/or replaced from time to time, this “Agreement”) is among FIRST SECURITY BANK, NATIONAL ASSOCIATION, not individually, except as expressly stated herein, but solely as the Owner Trustee under the TSG Trust 1999-1 (the “Owner Trustee” or the “Borrower”), the several banks and other financial institutions from time to time parties to this Agreement (the “Lenders”) and BANK OF AMERICA, N.A., a national banking association, as a Lender and as the agent for the Lenders (the “Agent”).

The parties hereto hereby agree as follows:

SECTION 1.
DEFINITIONS

1.1                               Definitions.

For purposes of this Agreement, capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned to them in Appendix A to that certain Participation Agreement dated as of September 14, 1999 (as amended, modified, extended, supplemented, restated and/or replaced from time to time in accordance with the applicable provisions thereof, the “Participation Agreement”) among Sabre Inc., as Lessee and Construction Agent, the Borrower, the various banks and other lending institutions which are parties thereto from time to time, as the Holders, the Lenders, and Bank of America, N.A., as agent for the Lenders and, respecting the Security Documents, as the agent for the Lenders and the Holders, to the extent of their interests.  Unless otherwise indicated, references in this Agreement to articles, sections, paragraphs, clauses, appendices, schedules and exhibits are to the same contained in this Agreement.

1.2                               Interpretation.

The rules of usage set forth in Appendix A to the Participation Agreement shall apply to this Agreement.

SECTION 2.
AMOUNT AND TERMS OF COMMITMENTS

2.1                               Commitments.

(a)                                  Subject to the terms and conditions hereof, each of the Lenders severally agrees to make the portion of the Tranche A Loans and the Tranche B Loans to the Borrower from time to time during the Commitment Period in an amount up to such Lender’s Commitment as is set forth adjacent to such Lender’s name in Schedule 2.1 hereto for the purpose of enabling the Borrower to purchase the Properties and to pay Property Acquisition Costs, Property Costs and Transaction Expenses, provided, that the aggregate principal amount at any one (1) time outstanding with respect to each of the Tranche A Loans and the Tranche B Loans shall not exceed the amount of the Tranche A Commitments and the Tranche B Commitments respectively.  Any prepayments or repayments of the Loans, whether mandatory or at the Borrower’s election, shall not be subject to reborrowing except as set forth in Section 5.2(d) of the Participation Agreement.

(b)                                 Subject to Section 11.3(f) of the Participation Agreement, the Loans may from time to time be (i) Eurodollar Loans, (ii) ABR Loans, or (iii) a combination thereof, as determined by the Borrower and notified to the Agent in accordance with Sections 2.3 and 2.7.  In the event the Borrower fails to provide notice pursuant to Section 2.3, the Loan shall be an ABR Loan.  Any and all Eurodollar Loans shall be in an amount of at least $2,000,000.  Any and all ABR Loans shall be in an amount of at least $1,000,000.

(c)                                  The Commitment of each Lender to make Tranche A Loans  will be the same as its Commitment to make Tranche B Loans.

2.2                               Notes.

The Loans made by each Lender shall be evidenced by promissory notes of the Borrower, substantially in the form of Exhibit A-1 in the case of the Tranche A Loans (each, a “Tranche A Note”) or Exhibit A-2 in the case of the Tranche B Loans (each, a “Tranche B Note,” and with the Tranche A Notes, the “Notes”), with appropriate insertions as to payee, payable to the order of such Lender and in a principal amount up to the Tranche A Commitment or Tranche B Commitment, as the case may be, of such Lender.  Each Lender is hereby authorized to record the date, Type and amount of each Loan made by such Lender, each continuation thereof, each conversion of all or a portion thereof to another Type, and the date and amount of each payment or prepayment of principal thereof on the schedule annexed to and constituting a part of its Note, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded, provided, that the failure to make any such recordation or any error in such recordation shall not affect the Borrower’s obligations hereunder or under such Note.  Each Note shall (i) be dated the Initial Closing Date, (ii) be stated to mature on the Expiration Date and (iii) provide for the payment of principal in accordance with Section 2.6(d) and the payment of interest in accordance with Section 2.8.

2.3                               Procedure for Borrowing.

(a)                                  The Borrower may borrow under the Commitments during the Commitment Period on any Business Day that an Advance may be requested pursuant to the terms of Section 5.2 of the Participation Agreement, provided, that the Borrower shall give the Agent irrevocable notice (which must be received by the Agent prior to 11:00 a.m., Dallas, Texas time, at least three (3) Business Days prior to the requested Borrowing Date specifying (i) the amount to be borrowed (which on any date shall not be in excess of the then Available Commitments), (ii) the requested Borrowing Date, (iii) whether the borrowing is to be of Eurodollar Loans, ABR Loans or a combination thereof, (iv) if the borrowing is to be a combination of Eurodollar Loans and ABR Loans, the respective amounts of each Type of Loan and (v) the Interest Period applicable to each Eurodollar Loan.  Pursuant to the terms of the Participation Agreement, the Borrower shall be deemed to have delivered such notice upon the delivery of a Requisition by the Construction Agent or the Lessee containing such required information.  Upon receipt of any such Requisition, the Agent shall promptly notify each Lender thereof.  Each Lender will make the amount of its pro rata share of each borrowing available to the Agent for the account of the Borrower at the office of the Agent specified in Section 9.2 prior to 1:00 p.m., Dallas, Texas time, on the Borrowing Date requested by the Borrower in funds immediately available to the Agent.  Such borrowing will then be made available to the Borrower by the Agent crediting an account or accounts designated, subject to Section 9.1 of the Participation Agreement, by the Borrower on the books of such office with the aggregate of the amounts made available to the Agent by the Lenders and in like funds as received by the Agent.

(b)                                 Interest accruing on each Loan during the Construction Period with respect to any Property shall, subject to the limitations set forth in Section 5.1(b) of the Participation Agreement be added to the principal amount of such Loan on the relevant Scheduled Interest Payment Date.  On each such Scheduled Interest Payment Date, the Loan Property Cost and Construction Loan Property Cost shall be increased by the amount of interest added to the Loans.

2.4                               Lender Unused Fees.

Promptly after receipt of the payment of the Lender Unused Fee payable pursuant to Section 7.4 of the Participation Agreement, the Agent shall distribute such payments to the Lenders pro rata in accordance with their respective Commitments.

2.5                               Termination or Reduction of Commitments.

(a)                                  The Borrower shall have the right, upon not less than three (3) Business Days’ written notice to the Agent, to terminate the Commitments or, from time to time, to reduce the amount of the Commitments, provided, that (i) after giving effect to such reduction, the aggregate outstanding principal amount of the Loans shall not exceed the aggregate Commitments and (ii) such notice shall be accompanied by a certificate of the Construction Agent stating that the amount not less than ninety-six and seven tenths percent (96.7%) of aggregate Budgeted Total Property Costs as of the date of such reduction does not exceed the aggregate amount of Available Commitments as of such date after giving effect to such reduction.  Any such reduction (A) shall be in an amount equal to the lesser of (1) $5,000,000 (and one million dollar increments thereafter) or (2) the remaining Available Commitments, (B) shall reduce permanently the Commitments then in effect and (C) shall be pro rata for the Commitments of all Lenders and pro rata between the Tranche A Loans and the Tranche B Loans.

(b)                                 The Commitments respecting any particular Property shall automatically be reduced to zero Dollars ($0) upon the occurrence of the Rent Commencement Date respecting such Property.  On any date on which the Commitments shall automatically be reduced to zero Dollars ($0) pursuant to Section 6, the Borrower shall pay all outstanding Loans, together with accrued unpaid interest thereon and all other amounts owing under the Operative Agreements.

2.6                               Prepayments and Payments.

(a)                                  Subject to Sections 11.2(e), 11.3 and 11.4 of the Participation Agreement, the Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty and without setoff, deduction or counterclaim, upon at least three (3) Business Days’ irrevocable notice from Borrower to the Agent, specifying the date and amount of prepayment and whether the prepayment is of Eurodollar Loans, ABR Loans or a combination thereof, and, if a combination thereof, the amount allocable to each.  Upon receipt of any such notice the Agent shall promptly notify each Lender thereof.  If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein.

(b)                                 If on any date the Agent or the Lessor shall receive any payment in respect of (i) any Casualty, Condemnation or Environmental Violation pursuant to Sections 15.1(a) or 15.1(g) or Article XVI of the Lease (excluding any payments in respect thereof which are payable to the Lessee in accordance with the Lease), or (ii) the Termination Value of any Property in connection with the Operative Agreements, or (iii) any payment required to be made or elected to be made by the Construction Agent to the Lessor pursuant to the terms of the Agency Agreement, then in each case, the Borrower shall pay such amounts to the Agent and the Agent shall be required to apply and pay such amounts in accordance with the provisions of Section 8.7(b) of the Participation Agreement.

(c)                                  Each prepayment of the Loans pursuant to Section 2.6(a) shall be allocated to reduce the respective Loan Property Costs of all Properties pro rata according to the Loan Property Costs of such Properties immediately before giving effect to such prepayment.  Each prepayment of the Loans pursuant to Section 2.6(b) shall be allocated to reduce the Loan Property Cost of the Property or Properties subject to the respective Casualty, Condemnation, Environmental Violation, termination, purchase, transfer or other circumstance giving rise to such prepayment.  Any amounts applied to reduce the Loan Property Cost of any Construction Period Property pursuant to this paragraph (c) shall also be applied to reduce the Construction Loan Property Cost of such Property until such Construction Loan Property Cost has been reduced to zero Dollars ($0).

(d)                                 The outstanding principal balance of the Loans and all other amounts then due and owing under this Agreement or otherwise with respect to the Loans shall be due and payable in full on the Expiration Date.

2.7                               Conversion and Continuation Options.

(a)                                  The Borrower may elect from time to time to convert Eurodollar Loans to ABR Loans by giving the Agent at least three (3) Business Days’ prior irrevocable notice of such election no later than 11:00 a.m. (Dallas, Texas time), provided, that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto, and provided, further, to the extent an Event of Default has occurred and is continuing on the last day of any such Interest Period, the applicable Eurodollar Loan shall automatically be converted to an ABR Loan.  Subject to Sections 2.8(a), 2.8(b) and 2.9(c), the Borrower may elect from time to time to convert ABR Loans to Eurodollar Loans by giving the Agent at least three (3) Business Days’ prior irrevocable notice of such election, which notice shall specify the Interest Period applicable to each Eurodollar Loan.  Upon receipt of any such notice, the Agent shall promptly notify each Lender thereof.  All or any part of outstanding Eurodollar Loans or ABR

Loans may be converted as provided herein, provided, that (i) no ABR Loan may be converted into a Eurodollar Loan after the date that is one (1) month prior to the Expiration Date and (ii) such notice of conversion regarding any Eurodollar Loan shall contain an election by the Borrower of an Interest Period for such Eurodollar Loan to be created by such conversion and such Interest Period shall be in accordance with the terms of the definition of the term “Interest Period” including without limitation subparagraphs (A) through (D) thereof.

(b)                                 Subject to the restrictions set forth in Sections 2.3, 2.8(a), 2.8(b) and 2.9(c) hereof, any Eurodollar Loan may be continued as such upon the expiration of the current Interest Period with respect thereto by the Borrower giving irrevocable notice to the Agent, in accordance with the applicable notice provision for the conversion of ABR Loans to Eurodollar Loans set forth herein and in the applicable provisions of the definition of the term “Interest Period”, of the length of the next Interest Period to be applicable to such Loans, provided, that no Eurodollar Loan may be continued as such after the date that is one (1) month prior to the Expiration Date, provided, further, no Eurodollar Loans may be continued as such if an Event of Default has occurred and is continuing as of the last day of the Interest Period for such Eurodollar Loan, and provided, further, that if the Borrower shall fail to give any required notice as described above or otherwise herein, or if such continuation is not permitted pursuant to the proceeding proviso, such Loan shall automatically be converted to an ABR Loan on the last day of such then expiring Interest Period.

2.8                               Interest Rates and Payment Dates.

(a)                                  The Loans outstanding hereunder from time to time shall bear interest at a rate per annum equal to either (i) with respect to a Eurodollar Loan, the Eurodollar Rate determined for the applicable Interest Period plus the Applicable Percentage or (ii) with respect to an ABR Loan, the ABR, as selected by the Borrower in accordance with the provisions hereof; provided, however, (A) upon delivery by the Agent of the notice described in Section 2.9(c), the Loans of each of the Lenders shall bear interest at the ABR applicable from time to time from and after the dates and during the periods specified in Section 2.9(c), (B) upon the delivery by a Lender of the notice described in Section 11.3(f) of the Participation Agreement, the Loans of such Lender shall bear interest at the ABR applicable from time to time from and after the dates and during the periods specified in Section 11.3(f) of the Participation Agreement and (C) in such other circumstances as expressly provided herein, the Loans shall bear interest at the ABR.

(b)                                 If (i) all or a portion of (A) the principal amount of any Loan, (B) any interest payable thereon or (C) any other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), subject to any grace periods therefor or (ii) (A) a replacement Construction Agent is hired in accordance with the provisions of the Agency Agreement, (B) Completion of all Properties has not occurred on or prior to the Construction Period Termination Date or (C) the cost of any Property exceeds the original Construction Budget therefor (or the applicable Construction Budget modified in accordance with the Operative Agreements), in each case as previously delivered to the Agent, such overdue amount (in the case of Section 2.8(b)(i)) or all Loans, including without limitation principal and interest, and all other amounts payable hereunder (in the case of Section 2.8(b)(ii)) shall bear interest at a rate per annum which is the lesser of (x) the then current rate of interest respecting such payment or other amount, as the case may be, plus two percent (2%) and (y) the highest interest rate permitted by applicable law, in each case from the date of such non-payment until such payment is paid in full (whether after or before judgment) (in the case of Section 2.8(b)(i)) or Completion of all Properties (in the case of Section 2.8(b)(ii)).  All such amounts referenced in this Section 2.8(b) shall be paid upon demand.

(c)                                  Interest shall be payable in arrears on the applicable Scheduled Interest Payment Date, provided, that (i) interest accruing pursuant to paragraph (b) of this Section 2.8 shall be payable from time to time on demand, (ii) each prepayment of the Loans shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid and (iii) interest shall accrue but not be payable during the Construction Period for a Construction Period Property in accordance with Section 5.1(b) of the Participation Agreement.

2.9                               Computation of Interest.

(a)                                  Whenever it is calculated on the basis of the ABR, interest shall be calculated on the basis of a year of three hundred sixty-five (365) days (or three hundred sixty-six (366) days, as the case may be) for the actual days elapsed; and, otherwise, interest shall be calculated on the basis of a year of three hundred sixty (360) days for the actual days elapsed.  The Agent shall as soon as practicable notify the Borrower and the Lenders of each determination of a Eurodollar Rate.  Any change in the interest rate on a Loan resulting from a change in the ABR shall become effective as of the day on which such change in the ABR becomes effective.  The Agent shall as soon as practicable notify the Borrower and the Lenders of the effective date and the amount of each such change in interest rate.

(b)                                 Each determination of an interest rate by the Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error.

(c)                                  If the Eurodollar Rate cannot be determined by the Agent in the manner specified in the definition of the term “Eurodollar Rate”, the Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter.  Until such time as the Eurodollar Rate can be determined by the Agent in the manner specified in the definition of such term, no further Eurodollar Loans shall be made or shall be continued as such at the end of the then current Interest Period nor shall the Borrower have the right to convert ABR Loans to Eurodollar Loans.

2.10                        Pro Rata Treatment and Payments.

(a)                                  Each borrowing by the Borrower from the Lenders, any Advances or reduction of the Commitments of the Lenders shall be made pro rata according to their respective Commitments.  Subject to the provisions of Section 8.7 of the Participation Agreement and Section 2.11(b) hereof, each payment (including without limitation each prepayment) by the Borrower on account of principal of and interest on the Loans shall be made pro rata according to the respective outstanding principal amounts on the Loans then held by the Lenders.  All payments (including without limitation prepayments) to be made by the Borrower hereunder and under the Notes, whether on account of principal, interest or otherwise, shall be made without setoff or counterclaim and shall be made prior to 1:00 p.m., Dallas, Texas time, on the due date thereof to the Agent, for the account of the Lenders, at the Agent’s office specified in Section 9.2, in Dollars and in immediately available funds.  The Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received.  If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day; provided, however, if such payment includes an amount of interest calculated with reference to the Eurodollar Rate and the result of such extension would be to extend such payment into another calendar month, then such payment shall be made on the immediately preceding Business Day.  In the case of any extension of any payment of principal pursuant to the preceding two (2) sentences, interest thereon shall be payable at the then applicable rate during such extension.

(b)                                 Unless the Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make its share of such borrowing available to the Agent, the Agent may assume that such Lender is making such amount available to the Agent, and the Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount.  If such amount is not made available to the Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Agent.  A certificate of the Agent submitted to any Lender with respect to any amounts owing under this Section 2.10(b) shall be conclusive in the absence of manifest error.  If such Lender’s share of such borrowing is not made available to the Agent by such Lender within one (1) Business Day of such Borrowing Date, the Agent shall also be entitled to recover such amount with interest thereon at the rate as set forth above on demand from the Borrower.

2.11                        Notice of Amounts Payable; Mandatory Assignment.

(a)                                  In the event that any Lender becomes aware that any amounts are or will be owed to it pursuant to Sections 11.2(e), 11.3 or 11.4 of the Participation Agreement or that it is unable to make Eurodollar Loans, then it shall promptly notify the Borrower, the Lessee and the Agent thereof and, as soon as possible thereafter, such Lender shall submit to the Borrower (with a copy to the Lessee and the Agent) a certificate indicating the amount owing to it and the calculation thereof.  The amounts set forth in such certificate shall be prima facie evidence of the obligations of the Borrower hereunder.

(b)                                 In the event that any Lender delivers a certificate in accordance with Section 2.11(a) in connection with amounts payable pursuant to Sections 11.2(e) or 11.3 of the Participation Agreement or such Lender is required to make Loans as ABR Loans in accordance with Section 11.3(f) of the Participation Agreement then, subject to Section 9.1 of the Participation Agreement, the Borrower may, at its own expense (provided, such amounts shall be reimbursed or paid entirely (as elected by the Borrower) by the Lessee, as Supplemental Rent) and in the discretion of the Borrower, (i) require such Lender to transfer or assign, in whole or (with such Lender’s consent) in part, without recourse (in accordance with Section 9.8), all or (with such Lender’s consent) part of its interests, rights (except for rights to be indemnified for actions taken while a party hereunder) and obligations under this Agreement to a replacement bank or institution if the Borrower (subject to Section 9.1 of the Participation Agreement), with the full cooperation of such Lender, can identify a Person who is ready, willing and able to be such replacement bank or institution with respect thereto and such replacement bank or institution (which may be another Lender) shall assume such assigned obligations, or (ii) during such time as no Default or Event of Default has occurred and is continuing, terminate the Commitment of such Lender and prepay all outstanding Loans of such Lender; provided, however, that (x) subject to Section 9.1 of the Participation Agreement, the Borrower or such replacement bank or institution, as the case may be, shall have paid to such Lender in immediately available funds the principal of and interest accrued to the date of such payment on the Loans made by it hereunder and all other amounts owed to it hereunder (and, if such Lender is also a Holder, all Holder Advances and Holder Yield accrued and unpaid thereon), (y) any termination of Commitments shall be subject to the terms of Section 2.5(a) and (z) such assignment or termination of the Commitment of such Lender and prepayment of Loans does not conflict with any law, rule or regulation or order of any court or Governmental Authority.

SECTION 3.
REPRESENTATIONS AND WARRANTIES

To induce the Agent and the Lenders to enter into this Agreement and to make the Loans, each of the Trust Company and the Owner Trustee hereby makes and affirms the representations and warranties set forth in Section 6.1 of the Participation Agreement to the same extent as if such representations and warranties were set forth in this Agreement in their entirety.

SECTION 4.
CONDITIONS PRECEDENT

4.1                               Conditions to Effectiveness.

The effectiveness of this Agreement is subject to the satisfaction of all conditions precedent set forth in Section 5.3 of the Participation Agreement required by said Section to be satisfied on or prior to the Initial Closing Date.

4.2                               Conditions to Each Loan.

The agreement of each Lender to make any Loan requested to be made by it on any date is subject to the satisfaction of all conditions precedent set forth in Section 5.3 and 5.4 of the Participation Agreement required by said Sections to be satisfied on or prior to the date of the applicable Loan.

Each borrowing by the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such Loan that the conditions contained in this Section 4.2 have been satisfied.

SECTION 5.
COVENANTS

So long as any Loan or Note remains outstanding and unpaid or any other amount is owing to any Lender or the Agent hereunder:

5.1                               Other Activities.

The Borrower shall not conduct, transact or otherwise engage in, or commit to transact, conduct or otherwise engage in, any business or operations other than the entry into, and exercise of rights and performance of obligations in respect of, the Operative Agreements and other activities incidental or related to the foregoing.

5.2                               Ownership of Properties, Indebtedness.

The Borrower shall not own, lease, manage or otherwise operate any properties or assets other than in connection with the activities described in Section 5.1, or incur, create, assume or suffer to exist any Indebtedness or other consensual liabilities or financial obligations other than as may be incurred, created or assumed or as may exist in connection with the activities described in Section 5.1 (including without limitation the Loans and other obligations incurred by the Borrower hereunder).

5.3                               Disposition of Assets.

The Borrower shall not convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets, whether now owned or hereafter acquired, except to the extent expressly contemplated by the Operative Agreements.

5.4                               Compliance with Operative Agreements.

The Borrower shall at all times (a) observe and perform all of the covenants, conditions and obligations required to be performed by it (whether in its capacity as the Lessor, the Owner Trustee or otherwise) under each Operative Agreement to which it is a party and (b) observe and perform, or cause to be observed and performed, all of the covenants, conditions and obligations of the Lessor under the Lease, even in the event that the Lease is terminated at stated expiration following a Lease Event of Default or otherwise.

5.5                               Further Assurances.

At any time and from time to time, upon the written request of the Agent, and at the expense of the Borrower (provided, such amounts shall be reimbursed or paid entirely (as elected by the Borrower) by the Lessee, as Supplemental Rent), the Borrower will promptly and duly execute and deliver such further instruments and documents and take such further action as the Agent or the Majority Lenders may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and the other Operative Agreements and of the rights and powers herein or therein granted.

5.6                               Notices.

If on any date, a Responsible Officer of the Borrower shall obtain actual knowledge of the occurrence of a Default or Event of Default, the Borrower will give written notice thereof to the Agent within five (5) Business Days after such date.

5.7                               Discharge of Liens.

Neither the Borrower nor the Trust Company will create or permit to exist at any time, and each will, at its own expense, promptly take such action as may be necessary duly to discharge, or cause to be discharged, all Lessor Liens attributable to it, provided, that the Borrower and the Trust Company shall not be required to discharge any Lessor Lien while the same is being contested in good faith by appropriate proceedings diligently prosecuted so long as such proceedings shall not involve any material danger of impairment of any of the Liens contemplated by the Security Documents or of the sale, forfeiture or loss of, and shall not materially interfere with the disposition of, any Property or title thereto or any interest therein or the payment of Rent.

5.8                               Trust Agreement.

Without prejudice to any right under the Trust Agreement of the Owner Trustee to resign, the Owner Trustee (a) agrees not to terminate or revoke the trust created by the Trust Agreement except as permitted by Article VIII of the Trust Agreement, (b) agrees not to amend, supplement, terminate, revoke or otherwise modify any provision of the Trust Agreement in any manner which could reasonably be expected to have an adverse effect on the rights or interests of the Agent or the Lenders hereunder or under the other Operative Agreements and (c) agrees to comply with all of the terms of the Trust Agreement.

SECTION 6.
EVENTS OF DEFAULT

Upon the occurrence of any of the following specified events (each an “Event of Default”):

(a)                                  Except as provided in Sections 6(c), the Borrower shall default in the payment when due of any principal on the Loans or default in the payment when due of any interest on the Loans, and in either such case, such default shall continue for three (3) or more Business Days; or

(b)                                 Except as provided in Sections 6(a) and 6(c), the Borrower shall default, and such default shall continue for ten (10) or more Business Days, in the payment of any amount owing under any Credit Document; or

(c)                                  (i) The Borrower shall default in the payment of any amount due on the Expiration Date owing under any Credit Document or (ii) the Borrower shall default in the payment when due of any principal or interest on the Loans payable with regard to any obligation of Lessee to pay Termination Value when due or to pay Basic Rent or Supplemental Rent at such time as any Termination Value is due; or

(d)                                 The Borrower shall default in the due performance or observance by it of any term, covenant or agreement contained in any Credit Document to which it is a party (other than those referred to in paragraphs (a), (b) and (c) above) and such default shall have continued unremedied for a period of at least thirty (30) days after notice to the Borrower by the Agent or the Majority Lenders, provided, further, if any such default is not capable of remedy within such thirty (30) day period but may be remedied with further diligence and if the Borrower has and continues to pursue diligently such remedy, then the Borrower shall be granted additional time to pursue such remedy but in no event more than an additional thirty (30) days.

(e)                                  Any representation, warranty or statement made or deemed made by the Borrower herein or in any other Credit Document or by the Borrower or the Lessee in the Participation Agreement, or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto, shall prove to be untrue in any material respect on the date as of which made or deemed made; or

(f)                                    (i) Any Lease Event of Default shall have occurred and be continuing, or (ii) the Owner Trustee shall default in the due performance or observance by it of any term, covenant or agreement contained in the Participation Agreement or in the Trust Agreement to or for the benefit of the Agent or a Lender, provided, that in the case of this clause (ii) such default shall have continued unremedied for a period of at least thirty (30) days after notice to the Owner Trustee and Lessee by the Agent or the Majority Lenders, provided, further, that in the case of this clause (ii), such default is not capable of remedy within such thirty (30) day period but may be remedied with further diligence and if the Borrower has and continues to pursue diligently such remedy, then the Borrower shall be granted additional time to pursue such remedy but in no event more than an additional thirty (30) days; or

(g)                                 The Borrower shall commence a voluntary case concerning itself under the Bankruptcy Code or an involuntary case is commenced against the Borrower and the petition is not contravened within ten (10) days after commencement of the case or an involuntary case is commenced against the Borrower and the petition is not dismissed within sixty (60) days after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the Borrower; or the Borrower commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Borrower, or there is commenced against the Borrower any such proceeding which remains undismissed for a period of sixty (60) days; or the Borrower is adjudicated insolvent or bankrupt, or any order of relief or other order approving any such case or proceeding is entered; or the Borrower suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of sixty (60) days; or the Borrower makes a general assignment for the benefit of creditors; or any corporate or partnership action is taken by the Borrower for the purpose of effecting any of the foregoing; or

(h)                                 Any Security Document (other than Uniform Commercial Code financing statements which lapse is due to the failure to file renewal statements) shall cease to be in full force and effect, or shall cease to give the Agent the Liens, rights, powers and privileges purported to be created thereby (including without limitation a first priority perfected security interest in, and Lien on, all of the Properties), in favor of the Agent on behalf of the Lenders and the Holders, superior to and prior to the rights of all third Persons and subject to no other Liens (except in each case to the extent expressly permitted herein or in any Operative Agreement); or

(i)                                     The Lease shall cease to be enforceable against the Lessee; or

(j)                                     One (1) or more judgments or decrees shall be entered against the Borrower involving a liability of $100,000 or more in the aggregate for all such judgments and decrees for the Borrower and any such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within sixty (60) days from the entry thereof, then, and in any such event, (A) if such event is an Event of Default specified in paragraph (g) above with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the Notes shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken:  (i) with the consent of the Majority Lenders, the Agent may, or upon the request of the Majority Lenders, the Agent shall, by notice to the Borrower declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Majority Lenders, the Agent may, or upon the request of the Majority Lenders, the Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the Notes to be due and payable forthwith, whereupon the same shall immediately become due and payable (any of the foregoing occurrences or actions referred to in clause (A) or (B) above, an “Acceleration”).  Except as expressly provided above in this Section 6, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

Upon the occurrence of any Event of Default and at any time thereafter so long as any Event of Default shall be continuing, the Agent shall, upon the written instructions of the Majority Secured Parties, exercise any or all of the rights and powers and pursue any and all of the remedies available to it hereunder and (subject to the terms thereof) under the other Credit Documents, the Lease and the other Operative Agreements and shall have any and all rights and remedies available under the Uniform Commercial Code or any provision of law.

Upon the occurrence of any Event of Default and at any time thereafter so long as any Event of Default shall be continuing, the Agent may, and upon request of the Majority Secured Parties shall, proceed to protect and enforce this Agreement, the Notes, the other Credit Documents and the Lease by suit or suits or proceedings in equity, at law or in bankruptcy, and whether for the specific performance of any covenant or agreement herein contained or in execution or aid of any power herein granted, or for foreclosure hereunder, or for the appointment of a receiver or receivers for the Property or for the recovery of judgment for the indebtedness secured thereby or for the enforcement of any other proper, legal or equitable remedy available under applicable laws.

The Borrower shall be liable for any and all accrued and unpaid amounts due hereunder before, after or during the exercise of any of the foregoing remedies, including without limitation all reasonable legal fees and other reasonable costs and expenses incurred by the Agent or any Lender by reason of the occurrence of any Event of Default or the exercise of remedies with respect thereto.

SECTION 7.
THE AGENT

7.1                               Appointment and Authorization of Agent.

Each Lender hereby irrevocably (subject to Section 7.9) appoints, designates and authorizes Agent to take such action on its behalf under the provisions of this Agreement and each other Operative Agreement and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Operative Agreement, together with such powers as are reasonably incidental thereto.  Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Operative Agreement, Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Operative Agreement or otherwise exist against Agent.  Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Agreement with reference to Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law.  Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

7.2                               Delegation of Duties.

Agent may execute any of its duties under this Agreement or any other Operative Agreement by or through agents, employees or attorneys–in–fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties.  Agent shall not be responsible for the negligence or misconduct of any agent or attorney–in–fact that it selects with reasonable care.

7.3                               Liability of Agent.

No Agent–Related Person shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Operative Agreement or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of Lenders for any recital, statement, representation or warranty made by the Borrower or Lessee or any Subsidiary or Affiliate of the Borrower or Lessee, or any officer thereof, contained in this Agreement or in any other Operative Agreement, or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any other Operative Agreement, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Operative Agreement, or for any failure of the Borrower or Lessee or any other party to any Operative Agreement to perform its obligations hereunder or thereunder.  No Agent–Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Operative Agreement, or to inspect the properties, books or records of the Borrower or Lessee or any of the Borrower’s or Lessee’s Subsidiaries or Affiliates.

7.4                               Reliance by Agent.

(a)                                  Agent shall be entitled to rely, and shall be fully protected in relying, upon any Advance Request, writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Borrower or Lessee), independent accountants and other experts selected by Agent. Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Operative Agreement unless it shall first receive such advice or concurrence of the Majority Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.  Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Operative Agreement in accordance with a request or consent of the Majority Lenders or all Lenders, if required hereunder or pursuant to any other Operative Agreement, and such request and any action taken or failure to act pursuant thereto shall be binding upon all of Lenders.

(b)                                 For purposes of determining compliance with the conditions specified in Sections 4.1 and 4.2 of this Agreement and in Sections 5.3 and 5.4 of the Participation Agreement, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with (unless such Lender has objected in writing pursuant to the provisions of Section 9.2 prior to the particular closing or funding then under consideration) each document or other matter either sent by Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to such Lender.

7.5                               Notice of Default.

Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to Agent for the account of Lenders, unless Agent shall have received written notice from a Lender, the Borrower or the Lessee referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”.  Agent will notify Lenders of its receipt of any such notice.  Agent shall take such action with respect to such Default or Event of Default as may be requested by the Majority Lenders in accordance with Section 6; provided, however, that unless and until Agent has received any such request, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of Lenders.

7.6                               Credit Decision; Disclosure of Information by Agent.

Each Lender acknowledges that no Agent–Related Person has made any representation or warranty to it, and that no act by Agent hereinafter taken, including any consent to and acceptance of any assignment or review of the affairs of the Borrower, the Lessee, the Subsidiaries of the Borrower or the Subsidiaries of the Lessee, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including without limitation, whether Agent–Related Persons have disclosed material information in their possession.  Each Lender, including any Lender by assignment, represents to Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower, the Lessee, the Subsidiaries of the Borrower and the Subsidiaries of the Lessee, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder.  Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Operative Agreements, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and Lessee.  Except for notices, reports and other documents expressly herein required to be furnished to Lenders by Agent herein, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrower, the Lessee, any Subsidiaries of the Borrower or any Subsidiaries of the Lessee which may come into the possession of any of Agent–Related Persons.

7.7                               Indemnification of Agent.

WHETHER OR NOT THE TRANSACTIONS CONTEMPLATED HEREBY ARE CONSUMMATED, LENDERS SHALL INDEMNIFY UPON DEMAND EACH AGENT–RELATED PERSON (TO THE EXTENT NOT REIMBURSED BY OR ON BEHALF OF THE LESSEE AND WITHOUT LIMITING THE OBLIGATION OF THE LESSEE TO DO SO), PRO RATA, AND HOLD HARMLESS EACH AGENT–RELATED PERSON FROM AND AGAINST ANY AND ALL INDEMNIFIED

LIABILITIES INCURRED BY IT, INCLUDING THOSE CAUSED BY EACH AGENT-RELATED PERSON’S NEGLIGENCE; PROVIDED FURTHER, HOWEVER, THAT NO LENDER SHALL BE LIABLE FOR THE PAYMENT TO ANY AGENT-RELATED PERSON OF ANY PORTION OF SUCH INDEMNIFIED LIABILITY RESULTING FROM SUCH PERSON’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT; PROVIDED, HOWEVER, THAT NO ACTION TAKEN IN ACCORDANCE WITH THE DIRECTIONS OF THE MAJORITY LENDERS SHALL BE DEEMED TO CONSTITUTE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT FOR PURPOSES OF THIS SECTION.  Without limitation of the foregoing, each Lender shall reimburse Agent upon demand for its ratable share of any reasonable costs or out–of–pocket expenses (including Attorney Costs) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Operative Agreement, or any document contemplated by or referred to herein, to the extent that Agent is not reimbursed for such expenses by or on behalf of the Lessee.  The undertaking in this Section shall survive the payment of all Obligations hereunder and under the other Operative Agreements and the resignation or replacement of Agent.

7.8                               Agent in Individual Capacity.

Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Borrower, the Lessee and the Subsidiaries and Affiliates of the Borrower and the Lessee as though Bank of America were not Agent hereunder and without notice to or consent of Lenders.  Lenders acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding the Borrower, the Lessee, the Affiliates of the Borrower or the Affiliates of the Lessee (including information that may be subject to confidentiality obligations in favor of the Borrower, the Lessee or any such Affiliate) and acknowledge that Agent shall be under no obligation to provide such information to them.  With respect to its Loans, Bank of America shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not Agent.

7.9                               Successor Agent.

Agent may, and at the request of the Majority Lenders shall, resign as Agent upon 30 days’ notice to Lenders.  If Agent resigns under this Agreement, the Majority Lenders shall appoint from among Lenders a successor Agent for Lenders which successor Agent shall be approved by the Borrower and the Lessee.  If no successor Agent is appointed prior to the effective date of the resignation of Agent, Agent may appoint, after consulting with Lenders, the Borrower and the Lessee, a successor Agent from among Lenders.  Upon the acceptance of its appointment as successor Agent hereunder, such successor Agent shall succeed to all the rights, powers and duties of the retiring Agent and the term “Agent” shall mean such successor Agent and the retiring Agent’s appointment, powers and duties as Agent shall be terminated.  After any retiring Agent’s resignation hereunder as Agent, the provisions of this Section 7 and the provisions of the Operative Agreements regarding the repayment of Transaction Expenses shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.  If no successor Agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent’s notice of resignation, the retiring Agent’s resignation shall nevertheless thereupon become effective and Lenders shall perform all of the duties of Agent hereunder until such time, if any, as the Majority Lenders appoint a successor agent as provided for above.

7.10                        Actions of the Agent on Behalf of Holders.

The parties hereto specifically acknowledge and consent to the Agent’s acting on behalf of the Holders as provided in the Participation Agreement, and, in any such case, the Lenders acknowledge that the Holders shall be entitled to vote as “Secured Parties” hereunder to the extent required or permitted by the Operative Agreements (including without limitation Sections 8.2(h) and 8.6 of the Participation Agreement).

SECTION 8.
MATTERS RELATING TO PAYMENT AND COLLATERAL

8.1                               Collection and Allocation of Payments and Other Amounts.

The Lessee, the Construction Agent, the Agent, the Lenders, the Holders and the Borrower have agreed pursuant to the terms of Section 8.7 of the Participation Agreement to a procedure for the allocation and distribution of certain payments and distributions, including without limitation the proceeds of Collateral.

8.2                               Certain Remedial Matters.

Notwithstanding any other provision of this Agreement or any other Credit Document:

(a)                                  the Borrower shall at all times retain to the exclusion of all other parties, all rights to Excepted Payments payable to it and to demand, collect or commence an action at law to obtain such payments and to enforce any judgment with respect thereto; and

(b)                                 the Borrower and each Holder shall at all times retain the right, but not to the exclusion of the Agent, (i) to retain all rights with respect to insurance that Article XIV of the Lease specifically confers upon the “Lessor”, (ii) to provide such insurance as the Lessee shall have failed to maintain or as the Borrower or any Holder may desire, and (iii) to bring an action to enforce compliance by the Lessee with the provisions of Articles VIII, IX, X, XI, XIV and XVII of the Lease.

8.3                               Excepted Payments.

Notwithstanding any other provision of this Agreement or the Security Documents, any Excepted Payment received at any time by the Agent shall be distributed promptly to the Person entitled to receive such Excepted Payment.

SECTION 9.
MISCELLANEOUS

9.1                               Amendments and Waivers.

None of the terms or provisions of this Agreement may be terminated, amended, supplemented, waived or modified except in accordance with the terms of Section 12.4 of the Participation Agreement.

9.2                               Notices.

All notices required or permitted to be given under this Agreement shall be given in accordance with Section 12.2 of the Participation Agreement.

9.3                               No Waiver; Cumulative Remedies.

No failure to exercise and no delay in exercising, on the part of the Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Credit Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or future exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

9.4                               Survival of Representations and Warranties.

All representations and warranties made by the Borrower under the Operative Agreements shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans hereunder.

9.5                               Payment of Expenses and Taxes.

The Borrower agrees to (with funds provided by the Lessee as Supplemental Rent):  (a) pay all reasonable out-of-pocket costs and expenses of (i) the Agent whether or not the transactions herein contemplated are consummated, in connection with the negotiation, preparation, execution and delivery of the Operative Agreements and the documents and instruments referred to therein (including without limitation the reasonable fees and disbursements of Moore & Van Allen, PLLC), the ongoing administration thereof and any amendment, waiver or consent relating thereto (including without limitation the reasonable fees and disbursements of counsel to the Agent) and (ii) the Agent and each of the Lenders in connection with the enforcement of the Operative Agreements and the documents and instruments referred to therein (including without limitation the reasonable fees and disbursements of counsel for the Agent and for each of the Lenders) and (b) pay and hold each of the Lenders harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and save each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Lender) to pay such taxes.

9.6                               Successors and Assigns.

This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Agent, all future holders of the Notes and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

9.7                               Participations.

Subject to and in accordance with Section 10.1 of the Participation Agreement, each Lender may sell participations to one or more Persons (each, a “Participant”) in all or a portion of its rights, obligations or rights and obligations under the Operative Agreements (including all or a portion of its Commitment or its Loans); provided, however, that  (a) such Lender’s obligations under the Operative Agreements shall remain unchanged,  (b) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,  (c) the Participant shall be entitled to the benefit of, and shall be subject to the provisions of, the yield protection provisions contained in Sections 11.2(e), 11.3 and 11.4 of the Participation Agreement and the right of set-off contained in Section 12.15 of the Participation Agreement; provided, however, that the Participant shall be subject to the obligations of a Financing Party under such sections, including the obligation to select an alternative office for Advances to the extent required pursuant to Section 11.3(d) of the Participation Agreement, and the Participant shall be subject to Section 2.11 of this Credit Agreement, and provided, further, however, that no Lender may sell participations to any Participant if such Lender has knowledge that immediately upon such sale, such Participant would be entitled to make a claim under any of Sections 11.2(e), 11.3 or 11.4 of the Participation Agreement and (d) the Borrower shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under the Operative Agreements, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to its Loans and its Notes and to approve any amendment, modification, or waiver of any provision of the Operative Agreements (other than amendments, modifications, or waivers decreasing the amount of principal of or the rate at which interest is payable on such Loans or Notes, extending any scheduled principal payment date or date fixed for the payment of interest on such Loans or Notes, or extending its Commitment).

Any Lender may furnish any information concerning the Borrower, the Lessee or any Subsidiaries of the Lessee in the possession of such Lender from time to time to Participants (including prospective Participants), subject, however, to the provisions of Section 12.13 of the Participation Agreement.

9.8                               Assignments.

(a)                                  Subject to and in accordance with Section 10.1 of the Participation Agreement, each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under the Operative Agreements (including, without limitation, all or a portion of its Loans, its Notes, and its Commitment); provided, however, that

(i)                                     each such assignment shall be to an Eligible Assignee;

(ii)                                  except in the case of an assignment to another Lender or an assignment of all of a Lender’s rights and obligations under the Operative Agreements, any such partial assignment shall be in an amount at least equal to $5,000,000 or an integral multiple of $1,000,000 in excess thereof;

(iii)                               each such assignment by a Lender shall be of a constant, and not varying, percentage of all of its rights and obligations under the Operative Agreements and the Notes; and

(iv)                              the parties to such assignment shall execute and deliver to the Agent for its acceptance an Assignment and Acceptance substantially in the form of Exhibit B hereto, together with any Note subject to such assignment and a processing fee of $3,500.

Upon execution, delivery, and acceptance of such Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of such assignment, have the obligations, rights and benefits of a Lender under the Operative Agreements and the assigning Lender shall, to the extent of such assignment, relinquish its rights and be released from its obligations under the Operative Agreements.  Upon the consummation of any assignment pursuant to this Section, the assignor, the Agent and the Borrower shall make appropriate arrangements so that, if required, new Notes are issued to the assignor and the assignee.  If the assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to the Borrower and the Agent certification as to exemption from deduction or withholding of Taxes in accordance with Section 11.2(e) of the Participation Agreement.

(b)                                 Upon its receipt of an Assignment and Acceptance executed by the parties thereto, together with any Note subject to such assignment and payment of the processing fee, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit B hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the parties thereto.

(c)                                  Notwithstanding any other provision set forth in any Operative Agreement, any Lender may at any time assign and pledge all or any portion of its Loans and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank.  No such assignment shall release the assigning Lender from its obligations hereunder.

(d)                                 Any Lender may furnish any information concerning the Borrower, the Lessee or any Subsidiaries of the Lessee in the possession of such Lender from time to time to assignees (including prospective assignees), subject, however, to the provisions of Section 12.13 of the Participation Agreement.

9.9                               The Register.

The Agent shall maintain at its address referred to in Section 12.2 of the Participation Agreement a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time (the “Register”).  The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement.  The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

9.10                        Adjustments; Set-off.

(a)                                  Except as otherwise expressly provided in Section 8.1 hereof and Section 8.7 of the Participation Agreement where, and to the extent, one (1) Lender is entitled to payments prior to other Lenders, if any Lender (a “Benefitted Lender”) shall at any time receive any payment of all or part of its Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 6(g), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender’s Loans, or interest thereon, such Benefitted

Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender’s Loan, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the event of such recovery, but without interest.

(b)                                 In addition to any rights now or hereafter granted under applicable Law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default, the Agent and each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by the Agent or such Lender (including without limitation by branches and agencies of the Agent or such Lender wherever located) to or for the credit or the account of the Borrower against and on account of the obligations and liabilities of the Borrower to the Agent or such Lender under this Agreement or under any of the other Operative Agreements, including without limitation all interests in obligations of the Borrower purchased by any such Lender pursuant to Section 9.10(a), and all other claims of any nature or description  arising out of or connected with this Agreement or any other Operative Agreement, irrespective or whether or not the Agent or such Lender shall have made any demand and although  said obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

9.11                        Counterparts.

This Agreement may be executed by one (1) or more of the parties to this Agreement on any number of separate counterparts (including without limitation by telecopy), and all of said counterparts taken together shall be deemed to constitute one (1) and the same instrument.  A set of the original counterparts of this Agreement signed by all the parties shall be lodged with the Borrower and the Agent.

9.12                        Severability.

Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

9.13                        Integration.

This Agreement and the other Credit Documents represent the agreement of the Borrower, the Agent, and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Credit Documents.

9.14                        GOVERNING LAW.

THIS AGREEMENT AND THE NOTES AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED, INTERPRETED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF TEXAS.

9.15                        SUBMISSION TO JURISDICTION; VENUE.

THE PROVISIONS OF THE PARTICIPATION AGREEMENT RELATING TO SUBMISSION TO JURISDICTION AND VENUE ARE HEREBY INCORPORATED BY REFERENCE HEREIN, MUTATIS MUTANDIS.

9.16                        Acknowledgments.

The Borrower hereby acknowledges that:

(a)                                  neither the Agent nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Credit Documents, and the relationship between the Agent (and the Lenders) and the Borrower, in connection herewith or therewith is solely that of debtor and creditor; and

(b)                                 no joint venture is created hereby or by the other Credit Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.

9.17                        WAIVERS OF JURY TRIAL.

THE BORROWER, THE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY, KNOWINGLY AND WILLINGLY, WAIVE, TO THE FULLEST EXTENT ALLOWED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

9.18                        Nonrecourse.

In addition to and not in limitation of Section 12.9 of the Participation Agreement, anything to the contrary contained in this Agreement or in any other Operative Agreement notwithstanding, no Exculpated Person shall be personally liable in any respect for any liability or obligation hereunder or under any other Operative Agreement including without limitation the payment of the principal of, or interest on, the Notes, or for monetary damages for the breach of performance of any of the covenants contained in this Agreement, the Notes or any of the other Operative Agreements.  The Agent and the Lenders agree that, in the event any of them pursues any remedies available to them under this Agreement, the Notes or any other Operative Agreement, neither the Agent nor the Lenders shall have any recourse against the Borrower, nor any other Exculpated Person, for any deficiency, loss or claim for monetary damages or otherwise resulting therefrom and recourse shall be had solely and exclusively against the Trust Estate and the Lessee; but nothing contained herein shall be taken to prevent recourse against or the enforcement of remedies against the Trust Estate in respect of any and all liabilities, obligations and undertakings contained in this Agreement, the Notes or any other Operative Agreement.  The Agent and the Lenders further agree that the Borrower shall not be responsible for the payment of any amounts owing hereunder (excluding principal and interest (other than Overdue Interest) in respect of the Loans) (such non-excluded amounts, “Supplemental Amounts”) except to the extent that payments of Supplemental Rent designated by the Lessee for application to such Supplemental Amounts shall have been paid by the Lessee pursuant to the Lease (it being understood that the failure by the Lessee for any reason to pay any Supplemental Rent in respect of such Supplemental Amounts shall nevertheless be deemed to constitute a default by the Borrower for the purposes of Section 6).  Notwithstanding the foregoing provisions of this Section 9.18, nothing in this Agreement or any other Operative Agreement shall (a) constitute a waiver, release or discharge of any obligation evidenced or secured by this Agreement or any other Credit Document, (b) limit the right of the Agent or any Lender to name the Borrower as a party defendant in any action or suit for judicial foreclosure and sale under any Security Document, (c) relieve any Exculpated Person from liability and responsibility for (but only to the extent of damages arising by reason of) active waste knowingly committed by any Exculpated Person with respect to any Property or any fraud, gross negligence or willful misconduct on the part of any Exculpated Person, (d) relieve any Exculpated Person from liability and responsibility for (but only to the extent of the monies misappropriated, misapplied or not turned over) (i) except for Excepted Payments, misappropriation or misapplication by the Lessor (i.e., application in a manner contrary to any of the Operative Agreements) of any insurance proceeds or condemnation award paid or delivered to the Lessor by any Person other than the Agent, (ii) except for Excepted Payments, any deposits or any escrows or amounts owed by the Construction Agent under the Agency Agreement held by the Lessor or (iii) except for Excepted Payments, any rent or other income received by the Lessor from the Lessee that is not turned over to the Agent; (e) affect or in any way limit the Agent’s rights and remedies under any Operative Agreement with respect to the Rents and rights and powers of the Agent under the Operative Agreements or to obtain a judgment against the Lessee’s interest in the Properties or the Agent’s rights and powers to obtain a judgment against the Lessor (provided, that no deficiency judgment or other money judgment shall be enforced against any Exculpated Person except to the extent of the Lessor’s interest in the Trust Estate (excluding Excepted Payments) or to the extent the Lessor may be liable as otherwise contemplated in clauses (c) and (d) of this Section 9.18); or (f) affect in any way the validity or enforceability of any guaranty (whether of payment and/or performance) given to the Lessor, the Agent or the Lenders, or of any indemnity agreement given by the Borrower, in connection with the Loans made hereunder.

9.19                        USURY SAVINGS PROVISION.

IT IS THE INTENT OF THE PARTIES HERETO TO CONFORM TO AND CONTRACT IN STRICT COMPLIANCE WITH APPLICABLE USURY LAW FROM TIME TO TIME IN EFFECT.  ANY PAYMENT CHARACTERIZED AS INTEREST BY SUCH USURY LAW MAY BE REFERRED TO HEREIN AS “INTEREST.”  ALL OF THE OPERATIVE AGREEMENTS AND THE OTHER AGREEMENTS AMONG THE PARTIES HERETO ARE HEREBY LIMITED BY THE PROVISIONS OF THIS PARAGRAPH WHICH SHALL OVERRIDE AND CONTROL ALL SUCH AGREEMENTS, WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER WRITTEN OR ORAL.  IN NO WAY, NOR IN ANY EVENT OR CONTINGENCY (INCLUDING WITHOUT LIMITATION PREPAYMENT OR ACCELERATION OF THE MATURITY OF ANY OBLIGATION), SHALL ANY INTEREST TAKEN, RESERVED, CONTRACTED FOR, CHARGED, OR RECEIVED UNDER THIS AGREEMENT OR OTHERWISE, EXCEED THE MAXIMUM NONUSURIOUS AMOUNT PERMISSIBLE UNDER APPLICABLE LAW.  IF, FROM ANY POSSIBLE CONSTRUCTION OF ANY OF THE OPERATIVE AGREEMENTS OR ANY OTHER DOCUMENT OR AGREEMENT, INTEREST WOULD OTHERWISE BE PAYABLE IN EXCESS OF THE MAXIMUM NONUSURIOUS AMOUNT, ANY SUCH CONSTRUCTION SHALL BE SUBJECT TO THE PROVISIONS OF THIS PARAGRAPH AND SUCH AMOUNTS UNDER SUCH DOCUMENTS OR AGREEMENTS SHALL BE AUTOMATICALLY REDUCED TO THE MAXIMUM NONUSURIOUS AMOUNT PERMITTED UNDER APPLICABLE LAW, WITHOUT THE NECESSITY OF EXECUTION OF ANY AMENDMENT OR NEW DOCUMENT OR AGREEMENT.  IF THE AGENT OR ANY LENDER SHALL EVER RECEIVE ANYTHING OF VALUE WHICH IS CHARACTERIZED AS INTEREST WITH RESPECT TO THE OBLIGATIONS OWED HEREUNDER OR UNDER APPLICABLE LAW AND WHICH WOULD, APART FROM THIS PROVISION, BE IN EXCESS OF THE MAXIMUM LAWFUL AMOUNT, AN AMOUNT EQUAL TO THE AMOUNT WHICH WOULD HAVE BEEN EXCESSIVE INTEREST SHALL, WITHOUT PENALTY, BE APPLIED TO THE REDUCTION OF THE COMPONENT OF PAYMENTS DEEMED TO BE PRINCIPAL AND NOT TO THE PAYMENT OF INTEREST, OR REFUNDED TO THE BORROWER OR ANY OTHER PAYOR THEREOF, IF AND TO THE EXTENT SUCH AMOUNT WHICH WOULD HAVE BEEN EXCESSIVE EXCEEDS THE COMPONENT OF PAYMENTS DEEMED TO BE PRINCIPAL.  THE RIGHT TO DEMAND PAYMENT OF ANY AMOUNTS EVIDENCED BY ANY OF THE OPERATIVE AGREEMENTS DOES NOT INCLUDE THE RIGHT TO RECEIVE ANY INTEREST WHICH HAS NOT OTHERWISE ACCRUED ON THE DATE OF SUCH DEMAND, AND NEITHER THE AGENT NOR ANY LENDER INTENDS TO CHARGE OR RECEIVE ANY UNEARNED INTEREST IN THE EVENT OF SUCH DEMAND.  ALL INTEREST PAID OR AGREED TO BE PAID TO THE AGENT OR ANY LENDER SHALL, TO THE EXTENT PERMITTED BY APPLICABLE LAW, BE AMORTIZED, PRORATED, ALLOCATED, AND SPREAD THROUGHOUT THE FULL STATED TERM (INCLUDING WITHOUT LIMITATION ANY RENEWAL OR EXTENSION) OF THIS AGREEMENT SO THAT THE AMOUNT OF INTEREST ON ACCOUNT OF SUCH PAYMENTS DOES NOT EXCEED THE MAXIMUM NONUSURIOUS AMOUNT PERMITTED BY APPLICABLE LAW.

9.20                        Nature of Lenders’ Obligations.

The obligations of Lenders hereunder are several and not joint or joint and several.  Nothing contained in this Agreement or any other Operative Agreement and no action taken by Agent or Lenders or any of them pursuant hereto or thereto may, or may be deemed to, make Lenders a partnership, an association, a joint venture or other entity, either among themselves or with the Borrower, the Lessee, any Affiliate of the Borrower or any Affiliate of the Lessee.  Each Lender’s obligation to make any Loan pursuant hereto is several and not joint or joint and several, and in the case of the initial Loan only is conditioned upon the performance by all other Lenders of their obligations to make initial Loans.  A default by any Lender will not increase the pro rata share of obligations pursuant to the Operative Agreements attributable to any other Lender.

9.21                        ENTIRE AGREEMENT.

THIS WRITTEN AGREEMENT, TOGETHER WITH THE OTHER OPERATIVE AGREEMENTS REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES REGARDING THE SUBJECT MATTER HEREIN AND THEREIN AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[signature pages to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

FIRST SECURITY BANK, NATIONAL ASSOCIATION, not individually, except as expressly stated herein, but solely as the Owner Trustee under the TSG Trust 1999-1

By:	/s/ Val T. Orton
Name:	Val T. Orton
Title:	Vice Pres.

[signatures pages continue]

BANK OF AMERICA, N.A., as the Agent and a Lender

By:	/s/ Kevin C. Leader
Name:	Kevin C. Leader
Title:	Managing Director

CITIBANK, N.A., as a Lender

By:	/s/ Philippa F. Portnoy
Name:	Philippa F. Portnoy
Title:	Vice President

FIRST UNION NATIONAL BANK, as a Lender

By:	/s/ Paul L. Menconi
Name:	Paul L. Menconi
Title:	Vice President

BANCA COMMERCIALE ITALIANA - LOS ANGELES FOREIGN BRANCH, as a Lender

By:	/s/ Edward C. Bermant
Name:	Edward C. Bermant
Title:	FVP & Deputy Manager

By:	/s/ Joseph Carlani
Name:	Joseph Carlani
Title:	Vice President

MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as a Lender

By:	/s/ Kathryn Sayko-Yanes
Name:	Kathryn Sayko-Yanes
Title:	Vice President

SUNTRUST BANK, ATLANTA, as a Lender

By:	/s/ Deborah S. Armstrong
Name:	Deborah S. Armstrong
Title:	Vice President

THE BANK OF NEW YORK, as a Lender

By:	/s/ Ronald R. Reedy
Name:	Ronald R. Reedy
Title:	Vice President

WELLS FARGO BANK (TEXAS), N.A., as a Lender

By:	/s/ Brent Bertino
Name:	Brent Bertino
Title:	Assistant Vice President

KBC BANK N.V., as a Lender

By:	/s/ Robert Snauffer
Name:	Robert Snauffer
Title:	First Vice President

KBC BANK N.V., as a Lender

By:	/s/ Robert M. Surdam, Jr.
Name:	Robert M. Surdam, Jr.
Title:	Vice President

[signatures pages end]

Schedule 2.1

	Tranche A Commitment		Tranche B Commitment
Name of Lenders	Amount	Percent	Amount	Percent

Bank of America, N.A.	$33,262,753.21	18.8564360595%	$5,029,011.49	18.8564360595%
Citibank, N.A.	$23,283,927.25	13.1995052416%	$3,520,308.05	13.1995052416%
First Union National Bank	$18,480,000.00	10.4761904762%	$2,794,000.00	10.4761904762%
Banca Commerciale Italiana - Los Angeles Foreign Branch	$16,800,000.00	9.5238095238%	$2,540,000.00	9.5238095238%
Morgan Guaranty Trust Company of New York	$16,800,000.00	9.5238095238%	$2,540,000.00	9.5238095238%
SunTrust Bank, Atlanta	$16,800,000.00	9.5238095238%	$2,540,000.00	9.5238095238%
The Bank of New York	$16,800,000.00	9.5238095238%	$2,540,000.00	9.5238095238%
Wells Fargo Bank (Texas), N.A.	$16,800,000.00	9.5238095238%	$2,540,000.00	9.5238095238%
KBC Bank N.V.	$17,373,319.54	9.8488206037%	$2,626,680.46	9.8488206037%

TOTAL	$176,400,000.00	100.0000000000%	$26,670,000.00	100.0000000000%

Exhibit A-1

TRANCHE A NOTE

(TSG Trust 1999-1)

[                   ,        ]

FOR VALUE RECEIVED, the undersigned, FIRST SECURITY BANK, NATIONAL ASSOCIATION, not in its individual capacity, but solely as the Owner Trustee under the TSG Trust 1999-1 (the “Borrower”), hereby unconditionally promises to pay to the order of [Lender] (the “Lender”), at the office of Bank of America National Trust and Savings Association, located at 1850 Gateway Boulevard, Concord, CA  94520 or at such other address as may be specified by Bank of America, N.A., in lawful money of the United States of America and in immediately available funds, on the Expiration Date, the aggregate unpaid principal amount of all Tranche A Loans made by the Lender to the Borrower pursuant to Section 2.1 of the Credit Agreement (as defined below).  The Borrower agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in Section 2.8 of such Credit Agreement.

The holder of this Note is authorized to endorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date, Type and amount of each Tranche A Loan made pursuant to the Credit Agreement and the date and amount of each payment or prepayment of principal thereof, each continuation thereof and each conversion of all or a portion thereof to another Type.  Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed.  The failure to make any such endorsement or any error in such endorsement shall not affect the obligations of the Borrower in respect of such Loan.

This Note (a) is one (1) of the Notes referred to in the Credit Agreement dated as of September 14, 1999 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Lender, the other banks and financial institutions from time to time parties thereto and Bank of America, N.A., as the Agent, (b) is subject to the provisions of the Credit Agreement (including without limitation Section 9.18 thereof) and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement.  Reference is hereby made to the Credit Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests and each guarantee were granted and the rights of the holder of this Note in respect thereof.

Upon the occurrence of any one (1) or more of the Events of Default, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED, INTERPRETED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF TEXAS.

THIS NOTE, TOGETHER WITH THE OTHER OPERATIVE AGREEMENTS REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES REGARDING THE SUBJECT MATTER HEREIN AND THEREIN AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR,

A1-1

CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

IN WITNESS WHEREOF, THE UNDERSIGNED AUTHORIZED OFFICER OF THE BORROWER HAS EXECUTED THIS NOTE AS OF THE DATE FIRST SET FORTH ABOVE.

FIRST SECURITY BANK, NATIONAL ASSOCIATION, not individually, but solely as the Owner Trustee under the TSG Trust 1999-1

By:
Name:
Title:

A1-2

Exhibit A-2

TRANCHE B NOTE

(TSG Trust 1999-1)

[                      ,           ]

FOR VALUE RECEIVED, the undersigned, FIRST SECURITY BANK, NATIONAL ASSOCIATION, not in its individual capacity, but solely as the Owner Trustee under the TSG Trust 1999-1 (the “Borrower”), hereby unconditionally promises to pay to the order of [Lender] (the “Lender”) at the office of Bank of America, N.A. located at 1850 Gateway Boulevard, Concord, CA  94520 or at such other address as may be specified by Bank of America, N.A., in lawful money of the United States of America and in immediately available funds, on the Expiration Date, the aggregate unpaid principal amount of all Tranche B Loans made by the Lender to the Borrower pursuant to Section 2.1 of the Credit Agreement (as defined below).  The Borrower agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in Section 2.8 of such Credit Agreement.

The holder of this Note is authorized to endorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date, Type and amount of each Tranche B Loan made pursuant to the Credit Agreement and the date and amount of each payment or prepayment of principal thereof, each continuation thereof and each conversion of all or a portion thereof to another Type.  Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed.  The failure to make any such endorsement or any error in such endorsement shall not affect the obligations of the Borrower in respect of such Loan.

This Note (a) is one (1) of the Notes referred to in the Credit Agreement dated as of September 14, 1999 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Lender, the other banks and financial institutions from time to time parties thereto and Bank of America, N.A., as the Agent, (b) is subject to the provisions of the Credit Agreement (including without limitation Section 9.18 thereof) and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement.  Reference is hereby made to the Credit Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests and each guarantee were granted and the rights of the holder of this Note in respect thereof.

Upon the occurrence of any one (1) or more of the Events of Default, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED, INTERPRETED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF TEXAS.

THIS NOTE, TOGETHER WITH THE OTHER OPERATIVE AGREEMENTS REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES REGARDING THE SUBJECT MATTER HEREIN AND THEREIN AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

A2-1

IN WITNESS WHEREOF, THE UNDERSIGNED AUTHORIZED OFFICER OF THE BORROWER HAS EXECUTED THIS NOTE AS OF THE DATE FIRST SET FORTH ABOVE.

FIRST SECURITY BANK, NATIONAL ASSOCIATION, not individually, but solely as the Owner Trustee under the TSG Trust 1999-1

By:
Name:
Title:

A2-2

Exhibit B

ASSIGNMENT AND ACCEPTANCE

THIS ASSIGNMENT AND ACCEPTANCE dated as of                     ,             (as amended, modified, supplemented, restated and/or replaced from time to time, this “Assignment and Acceptance”) is between [                                  ] (the “Assignor”) and [                                        ] (the “Assignee”).

Reference is made to the Credit Agreement, dated as of September 14, 1999 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among FIRST SECURITY BANK, NATIONAL ASSOCIATION, not in its individual capacity, but solely as the Owner Trustee under the TSG Trust 1999-1 (the “Owner Trustee” or the “Borrower”), the Lenders named therein and Bank of America, N.A., as the Agent.  Unless otherwise defined herein, terms defined in the Credit Agreement (or pursuant to Section 1 of the Credit Agreement, defined in other agreements) and used herein shall have the meanings given to them in or pursuant to the Credit Agreement.

The Assignor and the Assignee agree as follows:

1.                                       The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date (as defined below), a [        %] interest (the “Assigned Interest”) in and to the Assignor’s rights and obligations under the Credit Agreement with respect to the credit facility contained in the Credit Agreement as are set forth on Schedule 1 hereto (the “Assigned Facility”), in a principal amount for the Assigned Facility as set forth on Schedule 1.

2.                                       The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any other Operative Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Operative Agreement or any other instrument or document furnished pursuant thereto, other than that it has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim; (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, or any other obligor or the performance or observance by the Borrower, or any other obligor of any of their respective obligations under the Credit Agreement or any other Operative Agreement or any other instrument or document furnished pursuant hereto or thereto; and (c) attaches the Note held by it evidencing the Assigned Facility and requests that the Agent exchange such Note for a new Note payable to the Assignee and (if the Assignor has retained any interest in the Assigned Facility) a new Note payable to the Assignor in the respective amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Effective Date).

3.                                       The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received copies of the Operative Agreements, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor, the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Operative Agreements or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Operative Agreements or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and the other Operative Agreements to which Assignee is a party and will perform in accordance herewith all the obligations which by the terms of the Credit Agreement and the other Operative Agreements to which Assignee is a party are required to be performed by it as a Lender including without limitation, if it is organized under the laws of a jurisdiction outside the U.S., its obligation pursuant to Section 11.2(e) of the Participation Agreement.

4.                                       The effective date of this Assignment and Acceptance shall be [                      ,          ] (the “Effective Date”).  Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for acceptance by it and recording by the Agent pursuant to Section 9.9 of the Credit Agreement, effective as of the Effective Date (which shall not, unless otherwise agreed to by the Agent, be earlier than five (5) Business Days after the date of such acceptance and recording by the Agent).

5.                                       Upon such acceptance and recording, from and after the Effective Date, the Agent shall make all payments in respect of the Assigned Interest (including without limitation payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to the Effective Date or accrue subsequent to the Effective Date.  The Assignor and the Assignee shall make all appropriate adjustments in payments by the Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

6.                                       From and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the other Operative Agreements and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement and the other Operative Agreements.

7.                                       THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY, AND CONSTRUED, INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.

[Name of Assignor]

By:
Name:
Title:

[Name of Assignee]

By:
Name:
Title:

Consented To:

SABRE, INC., as the Construction Agent and as the Lessee

By:
Name:
Title:

BANK OF AMERICA, N.A., as the Agent

By:
Name:
Title:

[consents required only to the extent expressly provided in Section 9.8 of the Credit Agreement]

SCHEDULE 1
TO ASSIGNMENT AND ACCEPTANCE
RELATING TO THE CREDIT AGREEMENT,
DATED AS OF SEPTEMBER 14, 1999,

AMONG
FIRST SECURITY BANK, NATIONAL ASSOCIATION
NOT INDIVIDUALLY,
BUT SOLELY AS THE OWNER TRUSTEE,
THE LENDERS NAMED THEREIN
AND
BANK OF AMERICA, N.A.,
AS THE AGENT
FOR THE LENDERS (IN SUCH CAPACITY, THE “AGENT”)

Name of Assignor:

Name of Assignee:

Effective Date of Assignment:

Credit Facility Assigned	Principal Amount Assigned	Commitment Percentage Assigned

	$		%

[Name of Assignor]

By:
Name:
Title:

[Name of Assignee]

By:
Name:
Title: